Exhibit 23.9

Consent of Independent Accountants

The Board of Directors

Apple REIT Nine, Inc.

Richmond, Virginia

We consent to the following with respect to a Post-Effective Amendment on Form S-11 filed with the Securities and Exchange Commission by Apple REIT Nine, Inc.:

(1) the use of our report dated January 12, 2009 with respect to the combined balance sheets of RMRVH Jackson, LLC, CYRMR Jackson, LLC, and VH Fort Lauderdale Investment, LTD as of December 30, 2007 and December 31, 2006, and the related combined statements of income, owners’ equity, and cash flows for the years then ended, incorporated by reference herein;

(2) the use of our report dated February 13, 2009 with respect to the combined balance sheets of Austin FRH, LTD, FRH Braker, LTD and RR Hotel Investment, LTD as of December 28, 2008 and December 30, 2007, and the related combined statements of income, owners’ deficit, and cash flows for the years then ended, incorporated by reference herein;

(3) the references to our firm as “experts” in such Post-Effective Amendment.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, TX

April 19, 2010